CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 8 of Registration Statement No. 333-81499 of CUNA Mutual Life Variable Account (the "Account") of CUNA Mutual Life Insurance Company on Form N-6 of our report dated March 31, 2006 related to the financial statements of the Subaccounts comprising the Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP
-------------------------------------
Chicago, Illinois
April 25, 2006

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 8 of Registration Statement No. 333-81499 of CUNA Mutual Life Variable Account (the "Account") of CUNA Mutual Life Insurance Company (the "Company") on Form N-6 of our report dated March 17, 2006 related to the consolidated financial statements of the Company, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP
-------------------------------------
Chicago, Illinois
April 25, 2006

                         CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the use in this Registration Statement on Form N-6 of our report dated our report dated April 8, 2004, relating to the financial statements of CUNA Mutual Life Insurance Company and its Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

April 25, 2006